                                                        Exhibit (a)(2)(iii)


                         NOTICE OF GUARANTEED DELIVERY
                            REGARDING THE OFFER BY

                     ACM MANAGED DOLLAR INCOME FUND, INC.

         TO PURCHASE FOR CASH 7,081,253 OF ITS ISSUED AND OUTSTANDING
                      SHARES AT NET ASSET VALUE PER SHARE

  This form must be used to accept the Offer (as defined below) if a Stockholder's certificates for Shares are not immediately available or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary on or before the Expiration Date. Each term used in this form that is not otherwise defined herein shall have the meaning specified in the Offer to Purchase dated May 8, 1997. This form may be delivered by hand, overnight courier or mail to the Depositary at the appropriate address set forth below AND MUST BEAR ORIGINAL SIGNATURES (NOT PHOTOCOPIES OR FACSIMILES). Tenders using this form may be made only by or through an Eligible Institution as defined in Section 4(b) of the Offer to Purchase.

                             Depositary Addresses:

         By Mail:            By Overnight Courier:           By Hand:
                             State Street Bank and    Securities Transfer and
   State Street Bank and         Trust Company        Reporting Services Inc.
       Trust Company       Corporate Reorganization    Boston EquiServe L.P.
 Corporate Reorganization     70 Campanelli Drive    Corporate Reorganization
       P.O. Box 9061          Braintree, MA 02184    55 Broadway, Third Floor
     Boston, MA 02205                                   New York, NY 10006

                  Depositary Telephone Number: (800) 219-4218

   Depositary Telephone Number to Confirm Receipt of Notices: (617) 794-6388

                   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS
                    OTHER THAN AS SET FORTH ABOVE DOES NOT
                          CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

  The undersigned hereby tenders to ACM Managed Dollar Income Fund, Inc. (the "Fund"), upon the terms and subject to the conditions set forth in its Offer to Purchase dated May 8, 1997 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which are hereby acknowledged,
(i) the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 4(e) of the Offer to Purchase and (ii) all Shares held in the name(s) of the registered holder(s) by the Fund's transfer agent pursuant to the Fund's Dividend Reinvestment Plan.

                    (PLEASE PRINT EXCEPT FOR SIGNATURE(S))

                     Number of Shares Tendered: __________


Certificate Nos. (if available): ____     Name(s) of Record Holder(s): ________


_____________________________________     _____________________________________


_____________________________________     _____________________________________


If Shares will be tendered by book-       Address: ____________________________
 entry transfer to The Depository
 Trust Company, please check
 box: [_]

                                          _____________________________________

                                          _____________________________________

DTC Participant Number: _____________     Telephone Number, including Area
                                          Code:

                                          _____________________________________

  If the undersigned is the beneficial owner of the Shares being tendered, the undersigned hereby represents and warrants that all Shares actually owned by the undersigned as of the date of purchase of Shares pursuant to the Offer, and all Shares constructively owned by the undersigned as of such date as determined under Section 318 of the Internal Revenue Code of 1986, as amended, have been or will be tendered pursuant to the Offer.

Dated: ________________________, 1997

            INDIVIDUAL(S)                                ENTITY


_____________________________________     _____________________________________
                                                      Name of Firm


_____________________________________
            Signature(s)                  _____________________________________
                                                  Authorized Signature

                                          Name: _______________________________

                                          Title: ______________________________

                                   GUARANTEE

  The undersigned, an Eligible Institution as defined in Section 4(b) of the Offer to Purchase, hereby, with respect to the Shares tendered hereby pursuant to the guaranteed delivery procedures set forth in Section 4(e) of the Offer to Purchase: (a) represents that the person(s) named on the previous page "own(s)" such Shares within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended; (b) represents that the tender of such Shares complies with Rule 14e-4; and (c) guarantees to deliver to the Depositary certificates representing such Shares, in proper form for transfer (or to tender Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company if so specified on the foregoing page), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees, any other required documents, and the $25.00 Processing Fee payable to State Street Bank and Trust Company, prior to 5:00 P.M. Eastern Time on the third New York Stock Exchange trading day after the date of execution of this Guarantee.

                      (PLEASE PRINT EXCEPT FOR SIGNATURE)

Name of Firm: _________________________________________________________________

Authorized Signature: _________________________________________________________

Name: _________________________________________________________________________

Title: ________________________________________________________________________

Address: ______________________________________________________________________

_______________________________________________________________________________
                              (Include Zip Code)

_______________________________________________________________________________

Telephone Number, including Area Code: ________________________________________

Dated: ________________________, 1997

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